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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61055) pertaining to the Michaels Stores, Inc. Employees 401(k) Plan and in the related Prospectus of our report dated June 28, 2001, with respect to the financial statements and schedule of the Michaels Stores, Inc. Employees 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Dallas, Texas
June 28, 2001

F–10

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CONSENT OF INDEPENDENT AUDITORS